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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Edge Petroleum Corporation
Houston, Texas

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-113619), Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (No. 333-106484), Registration Statement on Form S-8 (No. 333-61890), Registration Statement on Form S-8 (No. 333-93209), Registration Statement on Form S-3 (No. 333-125677) and Registration Statement on Form S-8 (No. 333-22571) of Edge Petroleum Corporation of our report dated February 10, 2006, relating to the consolidated financial statements of Cinco Energy Corporation, which appear in this Current Report on Form 8-K/A.

/s/ BDO Seidman, LLP

Houston, Texas
February 13, 2006

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Consent of Independent Registered Public Accounting Firm